Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
May 17, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss Announces Quarterly Dividend Despite Delay in Q3 Financial Results

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, announced that its quarterly report on Form 10-Q for the period ended March 31, 2010 filed with the SEC today did not include unaudited consolidated financial statements due to delays relating to certain previously disclosed unauthorized transactions.  The Company intends to amend this Form 10-Q to include the quarterly unaudited financial statements as soon as possible after the restatements of the Company’s previously issued consolidated financial statements are completed.  The Company anticipates restating its financial statements for fiscal years 2008 and 2009, and the quarter ended September 30, 2009.  The Company is also preparing the financial statements for the quarter ended December 31, 2009, which were not included in the Form 10-Q for that period.  The Company expects to file an amended Form 10-K for the year ended June 30, 2009, and amended 10-Qs for the quarters ended September 30, 2009 and December 31, 2009, no later than June 30, 2010.

The Company has also announced that it will pay a quarterly dividend of $.06 per share on July 15, 2010 to shareholders of record as of June 30, 2010.

“Our business and cash flow have continued to remain on a solid footing since the discovery of a number of unauthorized transactions in December,” Michael J. Koss, President and CEO, said today.  “We are working diligently to restate our financial statements for the reporting periods affected by the unauthorized transactions as required in order to satisfy the Company’s NASDAQ listing obligations, and its SEC reporting requirements.”

Koss Corporation has made regularly scheduled quarterly dividend payments to the Company’s shareholders since October 15, 2001.

The Company also reported that it entered into a new secured credit facility with JPMorgan Chase on May 12, 2010 which will extend funding to the Company of up to $8 million.  The Company reported that the credit facility has an outstanding balance of $3.4 million as of May 17, 2010.  The Company’s credit facility with Harris, N.A. was terminated on May 12, 2010, and the entire $5.9 million balance repaid.

“The unauthorized transactions over-extended our accounts payables and increased borrowing.  As of May 14, we have reduced our accounts payable liabilities by over four million dollars and reduced the company’s borrowing to $3.4 million dollars,” Koss said.

The Company anticipates that its current liquidity and cash flow from operations will meet its cash requirements for operations, including the additional investigation costs related to the unauthorized transactions, and new product development.  After discovering the unauthorized transactions, the Company’s cash and cash equivalents have increased.  Although the Company has incurred certain costs in connection with the investigation of and legal proceedings related to the unauthorized transactions, the Company is pursuing reimbursement of these costs through its available insurance coverage.  The Company received $1 million of insurance proceeds during the quarter.

Koss Corporation markets a complete line of high-fidelity stereophone, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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